November 29, 2006

Office of the Chief Accountant

Securities and Exchange Commission

SECPS Letter File

Mail Stop 9-5

450 Fifth Street, N.W.

Washington, D.C. 20549

Dear Sir/Madam:

We have read Sub-Item 77K included in the Form NSAR dated November 29, 2006, of the Frontier MicroCap Equity Fund with the Securities and Exchange Commission and are in agreement with the statements contained therein.

Sincerely,

/s/ COHEN FUND AUDIT SERVICES, LTD.

COHEN FUND AUDIT SERVICES, LTD.

(f.k.a. Cohen McCurdy, Ltd.)

Certified Public Accountants

Peggy A. McCaffrey, Partner

cc: Frontier MicroCap Fund